United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 27, 2010

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers.

Lockheed Martin Corporation today announced that its Senior Vice President and General Counsel, James B. Comey, will leave to take a position with Bridgewater Associates, LP. Mr. Comey, 49, has served as Senior Vice President and General Counsel since September 2005.

Mr. Comey will remain as Senior Vice President and General Counsel through June 24 and will continue to serve on Lockheed Martin’s executive management team through the summer to ensure a smooth transition. The Corporation expects to name his replacement in the near future.

Mr. Comey joined Lockheed Martin from the U.S. Department of Justice, where he had served as Deputy Attorney General and United States Attorney for the Southern District of New York. From 1996 through 2001, he was Managing Assistant U.S. Attorney in charge of the Richmond Division of the U.S. Attorney’s office for the Eastern District of Virginia. Mr. Comey also has worked in commercial litigation, having been a partner with the law firm of McGuireWoods, LLP. He is a 1982 graduate of the College of William & Mary and earned his law degree from the University of Chicago Law School in 1985.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Vice President & Associate General Counsel

June 2, 2010